Lottery.com and Sports.com Make Historic Dual Sponsorship Debut at the 109th Running of the Indianapolis 500

May 22, 2025

Landmark brand positioning catapults both Lottery.com and Sports.com to center stage at "The Greatest Spectacle in Racing" - the Indy500

INDIANAPOLIS, May 22, 2025 (GLOBE NEWSWIRE) – Lottery.com Inc. (Nasdaq: LTRY, LTRYW) ("Lottery.com" or "the Company") and Sports.com proudly announce a historic dual sponsorship activation at this weekend's Indianapolis 500 — the largest single-day sporting event in the world. This milestone marks the official motorsport debut in the NTT IndyCar Series for both brands and is a defining moment for Lottery.com and Sports.com globally.

This strategic initiative places Callum Ilott, driving the No. 90 car for Prema Racing, under the Lottery.com banner, and Louis Foster, racing the No. 45 car for Rahal Letterman Lanigan Racing, under Sports.com. Both drivers, highly regarded British talents, will start from Row 7 and race in front of more than 510,000 live fans and 300 million global viewers, delivering supreme brand visibility and reinforcing the companies' international reach.

"After two years of restructuring the Company, this moment represents far more than a couple of sponsorships — it's a global brand relaunch for Lottery.com and a coming out party for Sports.com on one of the most visible platforms in the world, the Indy 500," ***said Matthew McGahan, Chairman and CEO of Lottery.com and Sports.com.*** *"This dual-driver partnership at this year's Indy 500 symbolizes the power of high-impact branding, strategic timing, and visionary alignment. We're proud to showcase our brands at such an iconic race and excited to deliver long-term shareholder value through such brand awareness initiatives."*

Spotlight on Callum Ilott – Lead Driver for Lottery.com

IndyCar veteran Callum Ilott, a FIA Formula 2 Vice Champion, Le Mans podium finisher, and former Alfa Romeo F1 Reserve Driver, will carry Lottery.com branding into the Indy 500 and throughout a 12-race sponsorship agreement that spans the remainder of the 2025 IndyCar season.

"It's an honor to have Lottery.com on board as we begin this partnership at the Indy 500," ***said Callum Ilott***. *"This isn't just a one-race deal — we're working together through the rest of the 2025 IndyCar season, and I couldn't be more excited about what we'll achieve. Lottery.com is building something powerful at the intersection of gaming innovation and sports, and I'm proud to be part of that journey."*

"Callum is no longer a rookie — he's a proven, consistent force in IndyCar and a name that resonates across the U.S. motorsport landscape," ***said Marc Bircham, Director at Sports.com.*** *"He brings a blend of talent, discipline, and digital presence that aligns perfectly with the Lottery.com brand and what we're building in this next chapter."*

"We're delighted to welcome Callum to the Lottery.com family as our lead driver for the remainder of the 2025 IndyCar season," ***added Matthew McGahan, Chairman and CEO of Lottery.com and Sports.com.*** *"To have our brands featured at the Indy 500 — side-by-side, with two incredible drivers is a landmark for the Company. This is more than sponsorship; it's the start of something much bigger. We've worked hard to bring Lottery.com back and this announcement reflects our belief in world-class partnerships that delivers value for our shareholders."*

Louis Foster Represents Sports.com at the Indy 500

In parallel, Sports.com is proudly sponsoring Louis Foster, the 2024 Indy NXT Champion, for his first-ever Indy 500. At just 21 years old, Foster has already accumulated 40 wins, 88 podiums, and a reputation as one of the sport's most promising breakout stars.

This one-race sponsorship highlights Sports.com's commitment to emerging talent and immersive sports innovation. Discussions are already underway to potentially expand the partnership in future races.

This dual-driver sponsorship is part of a multi-channel growth strategy to elevate Lottery.com and Sports.com into category-defining brands across digital gaming, live entertainment and sports media. With major events, strategic alliances and acquisitions in the pipeline, the Company continues to build momentum, drive engagement and create sustainable shareholder value.

To learn more:

- Visit callumilott.com or follow @callum_ilott

- Visit louisfosterracing.com or follow @louisfosterr

About Lottery.com Inc.
The Lottery.com Inc. (NASDAQ: LTRY, LTRYW) family of brands — including Sports.com, Tinbu and WinTogether, comprise a unified ecosystem that integrates gaming, entertainment, and sports. Follow the Company on X, Instagram and Facebook

For more information, please visit www.lottery.com or contact our media relations team at press@lottery.com.

Important Notice Regarding Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding the Company's strategy, future operations, prospects, plans and objectives of management, are forward-looking statements. When used in this Form 8-K, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," "initiatives," "continue," the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. The Company cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of the Company. In addition, the Company cautions you that the forward-looking statements contained in this press release are subject to risks and uncertainties, including but not limited to, any future findings from ongoing review of the Company's internal accounting controls, additional examination of the preliminary conclusions of such review, the Company's ability to secure additional capital resources, the Company's ability to continue as a going concern, the Company's ability to respond in a timely and satisfactory matter to the inquiries by Nasdaq, the Company's ability to regain compliance with the Bid Price Requirement, the Company's ability to regain compliance with Nasdaq Listing Rules, the Company's ability to become current with its SEC reports, and those additional risks and uncertainties discussed under the heading "Risk Factors" in the Form 10-K/A filed by the Company with the SEC on April 22, 2025, and the other documents filed, or to be filed, by the Company with the SEC. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the reports that the Company has filed and will file from time to time with the SEC. These SEC filings are available publicly on the SEC's website at www.sec.gov. Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Except as otherwise required by applicable law, the Company disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.